As filed with the Securities and Exchange Commission on August 19, 2002.

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933

                                KELLWOOD COMPANY
             (Exact Name of Registrant as Specified in its Charter)

    DELAWARE                                              36-2472410
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                    Identification No.)

                              600 KELLWOOD PARKWAY
                            ST. LOUIS, MISSOURI 63017
                    (Address of Principal Executive Offices)

              Kellwood Company Corporate Development Incentive Plan
                            (Full Title of the Plan)

                               THOMAS H. POLLIHAN
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              600 KELLWOOD PARKWAY
                            ST. LOUIS, MISSOURI 63017
                     (Name and Address of Agent For Service)

                                 (314) 576-3100
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                             Proposed Maximum        Proposed Maximum
 Title of Securities to be     Amount to be   Offering Price Per      Aggregate Offering         Amount of
        Registered              Registered     Share(1)                     Price             Registration Fee

Common Stock, par
value $.01 per share
(including Preferred Stock
Purchase Rights)(2)             1,000,000      $25.50                        $25,500,000             $2,346.00

----------------------

1 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average high and low prices of the shares of Common Stock as reported on the New York Stock Exchange on August 16, 2002.
2    Prior to the occurrence of certain events, the Preferred Stock Purchase
     Rights will not be traded separately from the Common Stock.


PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This Registration Statement relates to an amendment to the Corporate Development Incentive Plan of Kellwood Company (the "Company") which increases the number of shares of Common Stock authorized and reserved for issuance thereunder by 1,000,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by the Company (File No. 033-38106) with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.



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


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 19th day of August, 2002.

                                  KELLWOOD COMPANY


                                  By /s/ Thomas H. Pollihan
                                     ------------------------------------------
                                     Thomas H. Pollihan
                                     Senior Vice President, Secretary and
                                        General Counsel


                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Kellwood Company, hereby severally constitute Hal J. Upbin and Thomas H. Pollihan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Kellwood Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of August, 2002.

         Signature                                               Title

/s/ Hal J. Upbin
------------------------------          Chairman of the Board, President, Chief
         Hal J. Upbin                   Executive Officer (Principal Executive
                                        Officer)


/s/ W. Lee Capps, III
------------------------------          Senior Vice President Finance and Chief
         W. Lee Capps, III              Financial Officer (Principal Financial
                                        Officer)


/s/ Lawrence E. Hummel
------------------------------          Vice President Controller
         Lawrence E. Hummel             (Principal Accounting Officer)


/s/ Raymond F. Bentele
------------------------------          Director
         Raymond F. Bentele


/s/ Martin Bloom
------------------------------          Director
         Martin Bloom


/s/ Kitty G. Dickerson
------------------------------          Director
         Kitty G. Dickerson


/s/ Leonard A. Genovese
------------------------------          Director
         Leonard A. Genovese


/s/ Martin J. Granoff
------------------------------          Director
         Martin J. Granoff

/s/ Jerry M. Hunter
------------------------------          Director
         Jerry M. Hunter


/s/ Janice E. Page
------------------------------          Director
         Janice E. Page

                                  EXHIBIT INDEX

Exhibit Number                             Description
--------------                             -----------

      4.1 Indenture for senior debt securities dated as of September 30, 1997 between Kellwood Company and JPMorgan Chase Bank, formerly known as the Chase Manhattan Bank, as Trustee, under which certain of the Company's debt securities are outstanding, incorporated herein by reference to Form S-3 dated October 24, 1997, SEC File No. 333-36559.

      4.3 Note Agreement dated July 1, 1993, incorporated herein by reference to Form 10-Q for the quarter ended July 31, 1993, SEC File No. 1-7340.

      4.4 Rights to Acquire Series A Junior Preferred Stock, pursuant to a Rights Agreement between the registrant and Centerre Trust Company of St. Louis, incorporated herein by reference to Registration Statement on Form 8-A, effective June 24, 1986 and Amendment dated August 21, 1990, incorporated herein by reference to Form 10-Q for the quarter ended October 31, 1990, and Amendment dated May 31, 1996 incorporated herein by reference to Form 8-A/A effective June 3, 1996, SEC File No. 1-7340, and Amendment dated November 21, 2000 incorporated herein by reference to Form 10-K for the fiscal year ended January 31, 2001, SEC File No. 1-7340.

      4.5 Note Purchase Agreement dated December 1, 1987, with exhibits, incorporated herein by reference to Form 10-Q for the quarter ended January 31, 1988, SEC File No. 1-7340.

      4.6 Note Purchase Agreement dated December 15, 1989, with exhibits, incorporated herein by reference to the Form 10-Q for the quarter ended January 31, 1990, SEC File No. 1-7340.

      4.7 Credit Agreement dated as of August 31, 1999 among Kellwood Company, certain commercial lending institutions, and Bank of America, as Administrative Agent, The Chase Manhattan Bank as Syndication Agent, and The Bank of Nova Scotia, as documentation Agent, incorporated herein by reference to Form 8-K filed April 23, 2001, SEC File No. 1-7340.

       5                 Opinion of McDermott, Will & Emery*

     23.1                Consent of PricewaterhouseCoopers LLP*

*  Filed herewith.




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